Fourth Quarter 2022 Investor Presentation February 8, 2023

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Fourth Quarter 2022 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult. Basis of Presentation On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. All references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.

Recent Achievements and Performance Highlights

Financial Performance

Annaly generated a robust economic return in the fourth quarter supported by tighter mortgage spreads

- Earnings available for distribution* of $0.89 per average common share for the quarter, down $0.17 from the prior quarter
- Book value per common share of $20.79
- Declared quarterly common stock cash dividend of $0.88 per share
- Economic return of 8.7% for the fourth quarter

Financing & Liquidity

Annaly decreased leverage while maintaining substantial liquidity as it navigated turbulence early in the fourth quarter

- Economic leverage* of 6.3x, down from 7.1x quarter-over-quarter
- $6.3 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.0 billion
- Annaly Residential Credit Group remains the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS(1) with three residential whole loan securitizations totaling $1.1 billion in proceeds priced since the beginning of the fourth quarter(2)
- Subsequent to quarter end, Annaly Residential Credit Group upsized an existing credit facility by approximately $200 million and Annaly Mortgage Servicing Rights ("MSR") Group added a new $250 million credit facility
- Financing costs increased with average GAAP cost of interest-bearing liabilities of 3.71%, up 133 basis points and average economic cost of interest-bearing liabilities* of 2.11%, up 57 basis points quarter-over-quarter

Portfolio Performance

Annaly's portfolio performed well as it continued to hold a conservative posture in light of substantial volatility

- Total assets of $80.6 billion, including $72.9 billion in highly liquid Agency portfolio representing 90% of total assets(3)
- Maintained a defensive position due to heightened market volatility; modestly decreased the portfolio while capital allocation was relatively unchanged quarter-over-quarter
- Annaly's MSR portfolio decreased slightly in the fourth quarter following growth of nearly 200% in the first three quarters of 2022
- Annaly Residential Credit Group's overall portfolio size was relatively unchanged quarter-over-quarter; settled approximately $685 million of whole loans and decreased the securities portfolio by 5%

Shareholder Value

Annaly remains acutely focused on generating long-term shareholder value through a variety of areas

- Raised $2.7 billion of accretive common equity throughout 2022(4)
- Subsequent to quarter end, included in the Bloomberg Gender-Equality Index for the sixth consecutive year
- Enhanced senior leadership with the promotion of the following executives: Steve Campbell as President, Mike Fania as Deputy Chief Investment Officer and Johanna Griffin as Chief Risk Officer

Source: Company filings. Financial data as of December 31, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Fourth Quarter 2022 Financial Highlights 4 Earnings & Book Value ($1.96) | $0.89 $20.79 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 16.7% Dividend per Share Dividend Yield(1) $0.88 Net Interest Margin (ex. PAA)* Investment Portfolio $80.6bn $11.3bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Financing, Liquidity & Hedging Liquidity Position $4.0bn of cash and unencumbered Agency MBS $6.3bn of total unencumbered assets Total Hedge Portfolio(4) $76bn Hedge portfolio, down from $86bn in Q3’22, although the portfolio remains fully hedged amid high interest rate and elevated volatility environment Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) Source: Company filings. Financial data as of December 31, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 7.1x 6.3x Q3 2022 Q4 2022 111% 107% Q3 2022 Q4 2022 1.54% 2.11% Q3 2022 Q4 2022 3.24% 3.82% Q3 2022 Q4 2022 1.98% 1.90% Q3 2022 Q4 2022 Agency 67% MSR 14% ARC 19%

Strategic Milestones Since the Beginning of 2022

Annaly enhanced its positioning as the leading residential mortgage REIT in 2022 through key strategic initiatives, including the sale of its Middle Market Lending ("MML") business and the expansion of its housing finance capabilities

Key Milestones Across Our Housing Finance Expansion Strategy

MSR

- MSR portfolio grew by nearly 3x to $1.8 billion in assets year-over-year
- Third largest buyer of bulk MSR in 2022[1]
- Attractive portfolio with low WAC and high credit quality collateral
  - WAC of 2.97%
  - Original FICO of 759
  - Original LTV of 68%

Residential Credit

- Largest non-bank issuer of Prime Jumbo & Expanded Credit MBS from 2021 to 2022[2]
- Since the beginning of 2022, completed 17 whole loan securitizations for $6.6 billion in proceeds, over 1.5x total 2021 issuance[3]
- Purchased $4.1 billion in whole loans throughout 2022
- Whole loan correspondent channel acquired over $2.5 billion in loans since inception in April 2021

Continued Focus on Driving Shareholder Value

MML Portfolio Sale

$2.4 Billion

Sale of Middle Market Lending Portfolio[4]

Accretive Equity Raised

$2.7 Billion

of Accretive Common Equity Raised[5]

Index Inclusion

S&P MidCap 400

Index Inclusion

Dividends

$1.6 Billion

Common and Preferred Dividends Declared

Source: Company filings. Financial data as of December 31, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $80.6 billion(1) | Total Shareholders’ Equity: $11.3 billion 6 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $72.9bn $7.4bn Assets(1) Capital(2) $1.8bn $1.6bn Assets(1) Capital(2) $5.0bn $2.1bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of December 31, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Market Environment

The Macroeconomic State of Affairs Note: Data as of February 6, 2023, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. A shift towards less aggressive monetary policy amid slowing growth and easing inflation pressures has led to more constructive fixed income flows and easing of financial conditions 8  Real GDP growth increased 2.1% year- over-year in 2022, much slower than the economic expansion seen in 2021 − Consumption and investment activity have slowed over the course of the year given elevated inflation and higher interest rates  U.S. inflation readings for both goods and services have begun to moderate in recent months from very high levels  While the Federal Reserve has raised the Fed Funds rate by an additional 150 basis points since September 2022, we believe the end of the hiking cycle is near  Interest rate volatility has declined in recent weeks as the outlook for inflation and monetary policy has become more predictable  Demand for fixed income has supported interest rates and tightened Agency MBS spreads into 2023 Q4 2022 Market and Economic Developments Economic growth is witnessing weaker consumption and investment activity Given growth and inflation outlook, Fed Funds is likely to reach terminal rates soon Inflation appears to have peaked, while wages are beginning to slow as well Financial conditions have eased from October levels -7.5% -5.0% -2.5% 0.0% 2.5% 5.0% 7.5% 10.0% 12.5% 2014 2016 2018 2020 2022 Final Domestic Demand to Private Purchasers, QoQ SAAR %(1) +35.3% (29.9%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2014 2016 2018 2020 2022 Core PCE ECI Wages & Salaries Inflation & Wage Growth(2), yoy % 0% 1% 2% 3% 4% 5% 6% 2003 2006 2009 2012 2015 2018 2021 Federal Funds Target Rate(3), % Forecast based on interest rate markets 96 97 98 99 100 101 01/01/21 07/01/21 01/01/22 07/01/22 01/01/23 Goldman Sachs Financial Conditions Index, Index(4) Looser Financial Conditions June '22 FOMC Meeting, first 75bps rate hike

Business Update

Agency | Business Update

Annaly continued to rotate up in coupon and reduce its TBA exposure as investor demand returned to the Agency MBS market and volatility moderated

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including Agency CMBS, that provide complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- While 2022 was one of the most challenging market environments for fixed income to date, conditions began to recover in the fourth quarter as volatility decreased, risk sentiment improved, spreads tightened from historically wide levels and financing remained readily available
- Specified pools are well supported given their addition to the MBS index and investor preference over TBAs due to more limited convexity
- Supply of Agency MBS to the private market should be manageable in 2023 as higher rates reduce housing activity and lead to slower runoff from the Federal Reserve's portfolio
- As the hiking cycle nears an end and interest rate volatility declines, we believe Agency MBS demand should be strong as nominal spreads remain attractive relative to recent historical time periods

Agency Portfolio Detail

Assets


NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2019
2020
2021
2022

Hedges[1]


Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2019
2020
2021
2022

Funding[2]


Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2019
2020
2021
2022

Source: Company filings. Financial data as of December 31, 2022.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Agency | Portfolio Summary

- Annaly Agency Portfolio: $72.9 billion in assets at the end of Q4 2022, a decrease of 7% compared to Q3 2022
- Consistent with recent quarters, Annaly's portfolio continued to shift modestly up in coupon, rotating out of both lower coupon TBA and specified pools in favor of production coupons
  - Annaly ended the quarter with 51% of the portfolio in 4.5%, 5.0% and +5.5% coupons, up from 40% in the prior quarter
- Hedging strategy was focused on managing duration amidst persistent interest rate volatility while also taking advantage of relative value opportunities in the market
  - Activity included shifting out of Treasury futures and into swaps as swap spreads tightened considerably
- Annaly's MBS portfolio prepayment speeds continued to slow during the quarter to 7.5 CPR, down from 9.8 CPR in Q3 2022, with expectations of a continued benign prepay environment as a result of seasonal factors and subdued housing activity in Q1 2023

Total Dedicated Capital: $7.4 billion[1]

Asset Type[1]



IO/IIO/CMO
1%
15yr
2%
20yr
1%
DUS
2%
ARM/HECM
<1%
30yr
94%

Pass Through Coupon Type[2]



>=5.5%
7%
<=2.5%
6%
3.0%
7%
3.5%
18%
4.0%
17%
4.5%
21%
5.0%
24%

Portfolio Quality[3]



Generic
37%
High
Quality
29%
Medium
Quality
26%
40+ WALA
8%

Note: Financial data as of December 31, 2022. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Business Update

Annaly has established a leading presence in the MSR market over the last year, with the fully-scaled platform expected to continue benefitting from a lower prepayment environment and is well-positioned to grow should anticipated supply lead to spread widening

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering attractive yield while providing a mechanism to hedge mortgage basis volatility and slower discount prepayment speeds
- Annaly is well-equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms
- Annaly serves as a complementary strategic partner to originators given certainty of capital and business strategy
- Portfolio consists of Conventional MSR (Fannie and Freddie)(1)

Market Trends

- MSR bulk volumes were robust in the fourth quarter as origination volumes were low and originator profitability remained challenged, resulting in originator MSR sales used as an alternative strategy to raise cash
- MSR valuations moderated in the fourth quarter, reflecting the market volatility in broader risk assets
- The buyer base for MSR remains diversified with banks, REITs, non-bank mortgage companies and private equity all receiving servicing transfers in the fourth quarter

Top Conventional MSR Purchasers(2)

Onslow Bay is the third largest MSR purchaser in 2022

Rank	Buyer	UPB ($mm)
1	Freedom	118,315
2	JP Morgan	102,156
3	Onslow Bay Financial	82,277
4	Mr. Cooper	57,377
5	PNC	53,019
6	Matrix (Two Harbors)	38,834
7	Ocwen / Oaktree	28,913
8	Lakeview / Bayview Loan Servicing	28,152
9	Fifth Third	25,136
10	Flagstar	23,663

Annaly MSR Valuation and Prepayment Speeds

(Excludes Interests in MSR / MSR of LP Interest)


5.24x
5.38x
5.48x
5.25x
10.9%
8.2%
7.3%
6.4%
6.4%
6.4%
5.4%
4.9%
4.3%
4.1%
3.5%
3.0%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Q1 2022
Q2 2022
Q3 2022
Q4 2022
MSR Multiple
3M CPR

Source: Company filings. Financial data as of December 31, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Portfolio Summary

Annaly's MSR portfolio declined modestly in the fourth quarter, though it grew by over $1.1bn, or nearly 3x, in 2022

- Annaly MSR Portfolio: $1.8 billion[1] in assets at the end of Q4 2022, a 6% decline compared to Q3 2022 and an increase of nearly threefold since year end 2021
- Portfolio is comprised of primarily low WAC, high credit quality collateral
- As of the end of the fourth quarter, MSR represented 14% of Annaly's dedicated equity capital
- Subsequent to quarter end, added a new $250 million credit facility bringing total capacity to $750 million

Total Dedicated Capital: $1.6 billion

Annaly MSR Holdings (Market Value, $mm)



$211
$56
$113
$42
$409
$83
$124
$203
$575
$89
$486
$645
$100
$545
$1,233
$124
$1,108
$1,735
$123
$190
$1,421
$1,896
$40
$151
$1,705
$1,787
$39
$1,748
Q1 2021
Q2 2021
Q3 2021(2)
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

Portfolio Summary	Market Value ($mm)	$1,748
	UPB ($bn)	$128
	Loan Count	381,733
Collateral Characteristics	WAC	2.97%
	Avg Loan Size	$336,471
	Orig FICO	759
	Orig LTV	68%
Collateral Performance	1M CPR	2.7%
	3M CPR	3.0%
	D30	0.6%
	D60+	0.4%

Source: Company filings. Financial data as of December 31, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Residential Credit | Business Update

Annaly Residential Credit Group generated strong activity through its correspondent channel and securitization platform throughout 2022, while maintaining a conservative posture in light of deteriorating housing market fundamentals

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with thirty-nine deals comprising $15.5 billion of issuance priced since the beginning of 2018
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value
- Expanded whole loan sourcing capabilities through the Onslow Bay correspondent channel
- Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Modest use of balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- Issuance across all non-Agency RMBS products slowed in Q4 2022 due to limited supply; however, market dynamics have improved meaningfully subsequent to quarter end given lower volatility and investor demand
  - During the fourth quarter, Non-QM AAAs were ~20bps tighter and investment grade-rated CRT M2s were ~125bps tighter, though all remained meaningfully wider year-over-year
- Onslow Bay continues to benefit from strong portfolio credit quality and active loan management despite the decline in housing market activity

Onslow Bay Whole Loan Portfolio

- **Original FICO**: 759
- **Original LTV**: 68%
- **D30 Delinquencies**: 0.9%
- **D60+ Delinquencies**: 0.5%

OBX Securitization History – UPB Issued ($mm)[1]



Deal Count:
3
5
4
10
16
$1,095
$2,095
$1,846
$3,857
$6,196
2018
2019
2020
2021
2022



2022 Securitizations
$934
$906
$647
$847
$1,115
$665
$397
$326
$359
Jan
Feb
Mar
May
Jun
Aug
Sep
Nov
Dec
Non-QM
Agency Investor
Prime Jumbo

Source: Company filings. Financial data as of December 31, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 14

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.0 billion in assets at the end of Q4 2022, in line with Q3 2022
  - Consists of a $4.0 billion securities portfolio and a $1.0 billion whole loan portfolio(1)
- Securities portfolio decreased 5% quarter-over-quarter as portfolio run-off and opportunistic net sales outpaced OBX retained securities
- Settled approximately $685 million of whole loans during the quarter across both Onslow Bay and our joint venture(2)
- Annaly priced seventeen securitizations since the beginning of 2022 totaling $6.6 billion in proceeds; three transactions priced since the beginning of the fourth quarter totaling $1.1 billion in proceeds(3)
  - 2022 securitization issuance represents over 1.5x total 2021 securitization issuance
  - Annaly remains the largest non-bank issuer, and the third largest overall, of Prime Jumbo & Expanded Credit MBS from 2021 through 2022(4)
  - Securitization strategy has resulted in $7.7 billion of OBX debt outstanding at an average cost of funds of 3.4%(5)

Total Dedicated Capital: $2.1 billion

Sector Type(6)(7)



CRT
20%
OBX Retained
20%
Prime
4%
Alt A
2%
Subprime
3%
NPL
9%
RPL
17%
Prime Jumbo
5%
WL
20%

Coupon Type(6)



ARM
2%
IO
7%
Floating
22%
Fixed
62%
Fixed Duration <2yrs
7%

Rating



Investment Grade
35%
Unrated
43%
Non-Investment Grade
22%

Note: Financial data as of December 31, 2022, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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ESG Leadership

2022 ESG Enhancements and Highlights

Annaly's robust ESG commitments and initiatives continue to lead the industry, as evidenced by its latest achievements and recognition

Environmental

TCFD
Provided additional climate-related disclosures that take into consideration the recommendations of the Task Force on Climate-related Disclosures ("TCFD")

100%
of Annaly's Scope 1 and Scope 2 GHG emissions offset with Renewal Energy Certificates

Social

>50%
of employees identify as women or racially/ethnically diverse

Enhanced parental leave and expanded fertility benefits

10%
Voluntary turnover in 2022, representing nearly half of the financial services sector average[1]

Governance

40%
of Directors are women, which compares to 32% on average for the S&P 500[2]

60%
of Directors have 5 years or less of tenure

Amended bylaws to lower the threshold for stockholders to call special meetings

Recent Awards, Recognitions & ESG Ratings

Bloomberg Gender-Equality Index
Annaly was acknowledged in 2023 for the sixth consecutive year as a member of the Bloomberg Gender-Equality Index

50/50 Women on Boards
With 40% female representation among Directors, Annaly is recognized by 50/50 Women on Boards for the diversity of its Board

FTSE4Good Index
For the fourth consecutive year in 2022, Annaly was included in the FTSE4Good Index, an equity index measuring strong corporate ESG practices

MSCI ESG Rating
"A" Rating

Sustainalytics ESG Rating
2022 ESG Low Risk rating (18.5 out of 100)

ISS Governance Rating
Overall governance score of 1 (lowest risk)

S&P Global ESG Score
2022 ESG Score ranks in the 86th percentile of the Diversified Financial Services and Capital Markets Industry

Note: Data as of December 31, 2022, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
GAAP net income (loss) per average common share[1]	($1.96)	($0.70)	$2.21	$5.46	$1.07
Earnings available for distribution per average common share*[1]	$0.89	$1.06	$1.22	$1.11	$1.14
Dividends declared per common share	$0.88	$0.88	$0.88	$0.88	$0.88
Book value per common share	$20.79	$19.94	$23.59	$27.08	$31.88
Annualized GAAP return (loss) on average equity	(31.78%)	(9.94%)	30.60%	65.62%	12.44%
Annualized EAD return on average equity*	16.19%	17.57%	17.49%	14.01%	13.10%
Net interest margin[2]	0.65%	1.42%	2.64%	3.20%	1.97%
Average yield on interest earning assets[3]	3.86%	3.47%	3.58%	3.61%	2.31%
Average GAAP cost of interest bearing liabilities[4]	3.71%	2.38%	1.12%	0.48%	0.38%
Net interest margin (excluding PAA)[2]*	1.90%	1.98%	2.20%	2.04%	2.03%
Average yield on interest earning assets (excluding PAA)[3]*	3.82%	3.24%	2.87%	2.62%	2.63%
Average economic cost of interest bearing liabilities[4]*	2.11%	1.54%	1.11%	0.89%	0.75%
GAAP leverage, at period-end[5]	6.0x	5.8x	5.4x	5.3x	4.7x
Economic leverage, at period-end[5]*	6.3x	7.1x	6.6x	6.4x	5.7x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

19

For the quarters ended 12/31/2022 9/30/2022 6/30/2022 3/31/2022 12/31/2021 Agency mortgage-backed securities $62,274,895 $63,037,241 $55,593,336 $57,787,141 $60,525,605 Residential credit risk transfer securities 997,557 1,056,906 965,714 845,809 936,228 Non-Agency mortgage-backed securities 1,991,146 2,156,706 2,026,658 1,737,333 1,663,336 Commercial mortgage-backed securities 526,309 588,500 457,026 357,354 530,505 Total securities $65,789,907 $66,839,353 $59,042,734 $60,727,637 $63,655,674 Residential mortgage loans $1,809,832 $1,551,637 $1,486,811 $1,650,151 $2,272,072 Residential mortgage loan warehouse facility - 70 322 - 980 Corporate debt - - - 1,967,667 1,968,991 Total loans, net $1,809,832 $1,551,707 $1,487,133 $3,617,818 $4,242,043 Mortgage servicing rights $1,748,209 $1,705,254 $1,421,420 $1,108,937 $544,562 Interests in MSR - - 83,622 85,653 69,316 Agency mortgage-backed securities transferred or pledged to securitization vehicles $- $431,388 $458,268 $544,991 $589,873 Residential mortgage loans transferred or pledged to securitization vehicles 9,121,912 8,770,626 8,418,979 7,264,316 5,496,435 Assets transferred or pledged to securitization vehicles $9,121,912 $9,202,014 $8,877,247 $7,809,307 $6,086,308 Assets of disposal group held for sale (1) $- $11,371 $97,414 $- $194,138 Total investment portfolio $78,469,860 $79,309,699 $71,009,570 $73,349,352 $74,792,041 Financial Highlights and Trends (cont’d) 20 Unaudited (dollars in thousands)

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 22 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($886,814)	($273,977)	$863,317	$2,023,894	$418,460
Net income (loss) attributable to non-controlling interests	1,548	1,287	(3,379)	1,639	2,979
Net income (loss) attributable to Annaly	(888,362)	(275,264)	866,696	2,022,255	415,481
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other	1,124,924	2,702,512	615,216	159,804	40,473
Net (gains) losses on derivatives[1]	202,337	(1,976,130)	(1,014,651)	(1,704,569)	(194,256)
Loan loss provision (reversal)[2]	7,258	(1,613)	(29,380)	812	1,931
Business divestiture-related (gains) losses	13,013	2,936	23,955	354	16,514
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[3]	758	758	1,302	1,130	1,144
Non-EAD (income) loss allocated to equity method investments[4]	(306)	(2,003)	(3,270)	(9,920)	(2,345)
Transaction expenses and non-recurring items[5]	807	1,712	1,751	3,350	1,533
Income tax effect on non-EAD income (loss) items	(418)	(9,444)	28,841	27,091	8,380
TBA dollar roll income and CMBX coupon income[6]	34,767	105,543	161,673	129,492	119,657
MSR amortization[7]	(38,633)	(22,897)	(33,810)	(19,652)	(25,864)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	(8,136)	(45,414)	(127,521)	(179,516)	57,395
Earnings Available for Distribution*	448,009	480,696	490,802	430,631	440,043
Dividends on preferred stock	29,974	26,883	26,883	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$418,035	$453,813	$463,919	$403,748	$413,160
GAAP net income (loss) per average common share[8]	($1.96)	($0.70)	$2.21	$5.46	$1.07
Earnings available for distribution per average common share[8]*	$0.89	$1.06	$1.22	$1.11	$1.14
Annualized GAAP return (loss) on average equity	(31.78%)	(9.94%)	30.60%	65.62%	12.44%
Annualized EAD return on average equity (excluding PAA)*	16.19%	17.57%	17.49%	14.01%	13.10%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Premium Amortization Reconciliation					
Premium amortization expense	$38,829	$39,406	($4,869)	($25,353)	$219,172
Less:					
PAA cost (benefit)	(8,136)	(45,414)	(127,521)	(179,516)	57,395
Premium amortization expense (excluding PAA)	$46,965	$84,820	$122,652	$154,163	$161,777
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$798,934	$678,488	$645,615	$655,850	$422,780
PAA cost (benefit)	(8,136)	(45,414)	(127,521)	(179,516)	57,395
Interest income (excluding PAA)*	$790,798	$633,074	$518,094	$476,334	$480,175
Economic Interest Expense Reconciliation					
GAAP interest expense	$663,847	$400,491	$170,475	$74,922	$61,785
Add:					
Net interest component of interest rate swaps	(286,600)	(141,110)	(992)	62,541	58,897
Economic interest expense*	$377,247	$259,381	$169,483	$137,463	$120,682
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$790,798	$633,074	$518,094	$476,334	$480,175
Less:					
Economic interest expense*	377,247	259,381	169,483	137,463	120,682
Economic net interest income (excluding PAA)*	$413,551	$373,693	$348,611	$338,871	$359,493
Economic Metrics (excluding PAA)					
Average interest earning assets	$82,859,799	$78,143,337	$72,123,055	$72,590,876	$73,134,966
Interest income (excluding PAA)*	790,798	633,074	518,094	476,334	480,175
Average yield on interest earning assets (excluding PAA)*[(1)]	3.82%	3.24%	2.87%	2.62%	2.63%
Average interest bearing liabilities	$69,981,694	$65,755,563	$60,446,528	$61,865,292	$63,342,740
Economic interest expense*	377,247	259,381	169,483	137,463	120,682
Average economic cost of interest bearing liabilities[(2)]	2.11%	1.54%	1.11%	0.89%	0.75%
Interest income (excluding PAA)*	$790,798	$633,074	$518,094	$476,334	$480,175
TBA dollar roll income and CMBX coupon income[(3)]	34,767	105,543	161,673	129,492	119,657
Economic interest expense	(377,247)	(259,381)	(169,483)	(137,463)	(120,682)
Subtotal	$448,318	$479,236	$510,284	$468,363	$479,150
Average interest earning assets	$82,859,799	$78,143,337	$72,123,055	$72,590,876	$73,134,966
Average TBA contract and CMBX balances	11,499,881	18,837,475	20,566,553	19,229,537	21,159,120
Subtotal	$94,359,680	$96,980,812	$92,689,608	$91,820,413	$94,294,086
Net interest margin (excluding PAA)*	1.90%	1.98%	2.20%	2.04%	2.03%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
24

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Economic leverage ratio reconciliation					
Repurchase agreements	$59,512,597	$54,160,731	$51,364,097	$52,626,503	$54,769,643
Other secured financing	250,000	250,000	-	914,255	903,255
Debt issued by securitization vehicles	7,744,160	7,844,518	7,502,483	6,711,953	5,155,633
Participations issued	800,849	745,729	696,944	775,432	1,049,066
Debt included in liabilities of disposal group held for sale	-	-	-	-	112,144
Total GAAP debt	$68,307,606	$63,000,978	$59,563,524	$61,028,143	$61,989,741
Less non-recourse debt:					
Credit facilities[1]	$-	$-	$-	($914,255)	($903,255)
Debt issued by securitization vehicles	(7,744,160)	(7,844,518)	(7,502,483)	(6,711,953)	(5,155,633)
Participations issued	(800,849)	(745,729)	(696,944)	(775,432)	(1,049,066)
Non-recourse debt included in liabilities of disposal group held for sale	-	-	-	-	(112,144)
Total recourse debt	$59,762,597	$54,410,731	$51,364,097	$52,626,503	$54,769,643
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$11,050,351	$16,209,886	$19,723,326	$19,006,949	$20,690,768
Payable for unsettled trades	1,157,846	9,333,646	1,995,960	1,992,568	147,908
Receivable for unsettled trades	(575,091)	(2,153,895)	(434,227)	(407,225)	(2,656)
Economic debt*	$71,395,703	$77,800,368	$72,649,156	$73,218,795	$75,605,663
Total equity	11,369,426	10,951,555	11,089,900	11,478,770	13,195,325
Economic leverage ratio*	6.3x	7.1x	6.6x	6.4x	5.7x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
25

Glossary and Endnotes

Glossary 27 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 28 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for 2021 to 2022. 2. Includes a $405mm residential whole loan securitization that priced in January 2023. 3. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.1bn, include TBA purchase contracts (market value) of $10.6bn, CMBX derivatives (market value) of $0.4bn and $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 4. Amount includes $1.1bn raised through the Company’s at-the-market sales program for its common stock, net of sales agent commissions and excluding other offering expenses, and $1.5bn raised through two common equity offerings, excluding any applicable underwriting discounts and other offering expenses and including the underwriters’ full exercise of their overallotment option to purchase additional shares of stock. Page 4 1. Dividend yield is based on annualized Q4 2022 dividend of $0.88 and a closing price of $21.08 on December 30, 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.1bn, include TBA purchase contracts (market value) of $10.6bn, CMBX derivatives (market value) of $0.4bn and $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2022 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Information aggregated from 2022 YTD Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2022. 2. Issuer ranking data from Inside Nonconforming Markets for 2021 to 2022. 3. Includes a $405mm residential whole loan securitization priced in January 2023. 4. This represents substantially all of the Middle Market Lending assets held on balance sheet as well as assets managed for third parties. 5. Amount includes $1.1bn raised through the Company’s at-the-market sales program for its common stock, net of sales agent commissions and excluding other offering expenses, and $1.5bn raised through two common equity offerings, excluding any applicable underwriting discounts and other offering expenses and including the underwriters’ full exercise of their overallotment option to purchase additional shares of stock. Page 6 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $10.6bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $9.1bn, include $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2022 exclude commercial real estate assets. Page 8 1. Based on latest data from the U.S. Bureau of Economic Analysis. 2. Based on latest data from the U.S. Bureau of Economic Analysis and the U.S. Bureau of Labor Statistics. 3. Based on February 6, 2023 market rates retrieved via Bloomberg. 4. Based on February 6, 2023 market data retrieved via Bloomberg. Page 10 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 11 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 12 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Information aggregated from 2022 YTD Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2022. Page 13 1. Includes limited partnership interests in a MSR fund, which is reported in Other Assets. 2. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 14 1. Excludes one residential whole loan securitization that priced subsequent to quarter end. Page 15 1. Excludes participations issued totaling $0.8bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $405mm residential whole loan securitization that priced in January 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2021 to 2022. 5. Reflects cost of funds only for outstanding debt held by third parties. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $13.1mm of Prime IO, OBX Retained contains $155.9mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $34.3mm of Prime Jumbo IO. Page 17 1. Financial services 2022 turnover rate estimated based on most recent data from the U.S. Bureau of Labor Statistics. 2. S&P 500 board composition per ISS Corporate Solutions as of January 19, 2023.

Endnotes (cont’d) 29 Page 19 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest-bearing liabilities represents annualized interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 20 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at September 30, 2022 and June 30, 2022 and assets related to the sale of the Company's Commercial Real Estate business at December 31, 2021. Non-GAAP Reconciliations Page 23 1. Excludes $286.6mm, $141.1mm, $1.0mm, ($62.5mm) and ($58.9mm) of net interest on the Company's interest rate swaps for the quarters ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, which is reported in Net gains (losses) on derivatives in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Includes a loan loss (reversal)/provision of $0.0mm, $0.0mm, ($2.5mm), $0.2mm and $1.7mm on the Company’s unfunded loan commitments for the quarters ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Amount includes depreciation and amortization expense related to equity method investments. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1mm for each of the quarters presented. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments and other. 8. Net of dividends on preferred stock. Page 24 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.1mm for each of the quarters presented. Page 25 1. Included in Other secured financing in the Company's Consolidated Statements of Financial Condition.